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                                   FORM 8-K/A




                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

           Date of Report: May 18, 2004 Commission File Number 0-4539


                             TRANS-INDUSTRIES, INC.

             (Exact name of registrant as specified in its charter)



                    Delaware                            13-2598139
           (State or other jurisdiction of              (I.R.S. Employer
           incorporation or organization)               Identification Number)

     2637 S. Adams Road, Rochester Hills, MI                   48309
     (Address of principal executive offices)                (Zip Code)


                                 (248) 852-1990
              (Registrant's telephone number, including area code)




This amendment to the registrant's report on Form 8-K, as filed on May 24, 2004, amends and restates Form 8-K, as filed on May 24, 2004, and is being filed to correct an error in item 4 and the Exhibit as previously filed herewith.








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Item 4. Changes in Registrant's Certifying Accountant

(a)    Previous Principal Independent Accountants and Auditors.

(i) On May 18, 2004, The Audit Committee of Trans-Industries, Inc. and subsidiaries (the "Company") was advised by its independent auditors, Grant Thornton, LLP, that they have declined to stand for reelection as the Company's independent auditors, and on May 18, 2004, the Company received a letter from Grant Thornton confirming they will not stand for reelection as the Company's independent auditors for the year ended December 31, 2004.

(ii) The Audit Report of Grant Thornton on the consolidated financial statements of the Company as of, and for the year ended December 31, 2002 dated February 24, 2003, ("2002 Audit Report") did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principals.

       The Audit Report of Grant Thornton on the consolidated financial statements of the Company as of, and for the year ended December 31, 2003, dated April 2, 2004 ("2003 Audit Report") did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles except that the 2003 Audit Report expressed substantial doubt about the Company's ability to continue as a going concern.

(iii) The cessation of the client-auditor relationship between the Company and Grant Thornton was not recommended or approved by the Company's Board of Directors, or by the Audit Committee of the Company's Board of Directors ("Audit Committee"). A new independent auditor has not yet been appointed by the Audit Committee.

(iv) In connection with the audits of the Company's two most recent fiscal years ended December 31, 2002 and 2003 and for the period January 1, 2004 through May 18, 2004, the Company had no disagreements with Grant Thornton on any matter of accounting principle practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Grant Thornton, would have caused them to make reference to the subject matter of the disagreements in connection with their reports on the consolidated financial statements of the Company

(v) In connection with the audits of the Company's two most recent fiscal years ended December 31, 2002 and 2003 and for the period January 1, 2004 through May 18, 2004, there were no "reportable events" as that term is defined in Item 304 (a) (1) (v) of Regulation S-K. Except that, as discussed in Item 9A of the Company's Form 10-K for the year ended December 31, 2003 in connection with its audit of the Company's consolidated financial statements for the year ended December 31, 2003, Grant Thornton has advised the Company of certain internal control matters that Grant Thornton believes are "reportable conditions" under standards adopted by the American Institute of Certified Public Accountants.

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         As of December 31, 2003, an evaluation was carried out, under the supervision and with the participation of the Company's management, including our Chief Executive Officer and Chief Financial Officer, of the effectiveness of the design and operation of our disclosure controls and procedures (as defined in Rules 13a-15 (e) and 15d-15 (e) under the Securities Exchange Act of 1934). Based upon that evaluation, the Chief Executive Officer and Chief Financial Officer concluded that, with the exception of the item listed below, the design and operation of these disclosure controls and procedures were effective for gathering, analyzing and disclosing information required to be disclosed in connection with the Company's filing of its annual report Form 10-K for the year ended December 31, 2003.

         Recent filings of the Company's annual report on Form 10-K have been filed in a timely manner. However, the Company had to extend the filing deadline for its Form 10-K and its September 30, 2003 Form 10-Q because it lacked the resources to address the financial reporting related to significant and complex business transactions. The Company intends to evaluate its resources and make appropriate changes to provide sufficient resources and additional time to prepare its periodic reports. The Company will also provide additional time for reviews by management, the Audit Committee and the Board of Directors, and file our periodic reports within the unextended time periods specified in the SEC's rules and regulations.

         Our independent auditors have advised the Company that the above represents a reportable condition.

         Since the date of the evaluation, there have been no significant changes to the Company's disclosure controls and procedures or significant changes in other factors that could affect the Company's disclosure controls and procedures. However, as noted above, the Company has taken, and is continuing to take, certain actions designed to enhance its disclosure controls and procedures.

(vi) The Company provided Grant Thornton with a copy of the foregoing statements and a copy of Grant Thornton's letter regarding such statements is attached as exhibit 16.1 to this Form 8-KA.
(vii) In accordance with the requirements of Item 4(b) of Form 8-K, the Company will amend this current report once the Company selects a new independent auditor.

C.     Exhibits.

       No.      Description
       ---      -----------

       16.1     Letter from Grant Thornton dated June 1, 2004.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           Trans-Industries, Inc.
                                           (Registrant)

June 1, 2004                               /s/ Kai Kosanke
                                           ---------------
                                           Kai Kosanke
                                           -----------
                                           Chief Financial Officer
                                           ------------------------



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                                 EXHIBIT INDEX
                                 -------------

No.             Description
---             -----------

16.1            Letter from Grant Thornton dated June 1, 2004.






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